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                                                                    EXHIBIT 99.1

                             PROSPECTIVE DIRECTOR'S
                                    CONSENT

        I consent to the use of my name as a prospective director in the Registration Statement No. 333-85999 of Next Level Communications and the inclusion of my name and biographical information under the caption "Management" appearing in the Prospectus which is part of this Registration Statement.

                                        /s/ LYNN FORESTER
                                        ---------------------------------------
                                        Lynn Forester